Exhibit 99.1

AIM HEALTH GROUP INC. TO MERGE WITH MED-EMERG INTERNATIONAL INC.

Combined Annual Revenues Expected to Exceed Cdn$55 Million, Creating One of the Largest  Medical Health Services Companies in Canada

TORONTO, Canada, (October 22, 2008) - AIM Health Group Inc (“AIM”) (TSX: AHG-V), a fully integrated health care company, and Med-Emerg International Inc. (“MedEmerg”) (OTCBB: MDER), one of Canada’s leading providers of health services, announced today that they have entered into a definitive agreement pursuant to which AIM and MedEmerg will merge in an all-stock transaction. Upon completion of the transaction, the combined company is expected to have annual revenues in excess of Cdn$55 million and will be one of the largest Canadian health services providers and offer one of the most comprehensive packages of medical health services in Canada.  It is anticipated that the synergies generated from this business combination could result in significant revenue opportunities and cost savings. In addition, the combined company is expected to create significant operating leverage and economies of scale. Integration planning is already underway and, in that regard, the parties have entered into an agreement to implement their integration strategy.

The transaction will be completed by way of a court-approved Plan of Arrangement (the “Plan”) under the Business Corporations Act (Ontario).  Pursuant to the Plan, AIM will issue 0.78091 of an AIM common share for each MedEmerg common share with the existing MedEmerg shareholders representing an approximate 43% interest in the combined company upon completion. In addition, Calian Technologies Ltd., the sole holder of Series 1 Special Shares of MedEmerg, will exchange all of such shares for a convertible debenture of AIM pursuant to the Plan.  The Plan requires the approval of 66 2/3% of the votes cast by the shareholders of MedEmerg at a special shareholders’ meeting.  MedEmerg shareholders, who together hold approximately 70% of the outstanding MedEmerg common shares, including Calian Technologies Ltd., have entered into voting agreements to vote their shares in favour of the Plan. Two nominees on behalf of MedEmerg have agreed to join the board of AIM following completion of the transaction.

The Plan is also subject to customary regulatory and court approvals, including the listing approval of the TSX Venture Exchange.  A termination fee of Cdn$300,000 is payable to AIM by MedEmerg under certain circumstances including if MedEmerg enters into a superior proposal transaction.  In certain other circumstances, AIM or MedEmerg may be entitled to expense reimbursement from the other of up to Cdn$500,000.

MedEmerg’s financial advisor, Genuity Capital Markets, has provided an opinion to the special committee of the board of directors of MedEmerg that the consideration to be received by MedEmerg shareholders under the Plan is fair from a financial point of view. The special committee appointed by the board of directors of MedEmerg has unanimously recommended that the board of directors approve the Plan and the board of directors of MedEmerg have approved the Plan and concluded that the transaction is in the best interest of MedEmerg. The board of directors of MedEmerg recommends that the MedEmerg shareholders vote in favour of the Plan.

Lu Michael Barbuto, President and CEO, of the AIM Health Group said, “I believe that the combined clinical expertise and business talent of both companies will go a long way in creating a very strong Canadian health care services company which can help address the health care needs of Canadians. The addition of the MedEmerg services to our already diverse array of health services will be beneficial to health consumers, physicians and other key service providers. I look forward to working with the members of the MedEmerg team and continuing to provide health care solutions and growth to our new company”.

Michael Sinclair, Chairman of MedEmerg said, “We are excited about partnering with AIM in creating a leading Canadian medical health services company in Canada, and continuing the consolidation and development of medical facilities across Canada. AIM’s approach in delivering health care services provides a great opportunity for the business and all of our employees”.

About AIM Health Group Inc.

AIM is a fully integrated Canadian health care company that offers comprehensive services to individuals that are ill, injured, or disabled, and to individuals requiring lifestyle interventions to improve their quality of life (wellness). This philosophy translates into a continuum of health delivery where the individual’s health care is integrated with the various service providers through a complex public-private delivery model. This continuum of care model is the core concept of AIM Health Group’s integrated service and delivery model.

AIM’s integrated business health delivery divisions integrate all aspects of health care from clinical research, medical assessments, occupational health, multi-disciplinary rehabilitation, medical acute care, family practice and specialty clinics. AIM provides comprehensive health services through dedicated professionals who are all part of a successful and growing organization that fosters excellence in managing an individual’s health through clinical consensus contribution.

AIM’s audited revenue for its fiscal year ended December 31, 2007 was approximately Cdn$29 million.

(www.aimhealthgroup.com)

About Med-Emerg International Inc.

MedEmerg specializes in the coordination and delivery of health care services in Canada.  These services include an integrated chronic pain management program, community-based infusion centers and health human resource management, including physician and nurse staffing.

Med-Emerg’s audited revenue for its fiscal year ended December 31, 2007 was approximately US$22 million.

(www.med-emerg.com)

Caution Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including, but not limited to, those relating to the proposed transaction, the timing of the closing of the proposed transaction, annual revenues and other statements that are not historical facts.  These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including AIM’s and MedEmerg’s experience and perceptions of historical trends, current conditions and expected future developments, as well as other factors that are believed to be appropriate in the circumstances.  Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of AIM and MedEmerg or the combined entity for the current fiscal year and subsequent periods. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “intends”, “targets”, “projects”, “forecasts”, “seeks”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

By its nature, this information is subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusion will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved.  A variety of material factors, many of which are beyond AIM’s, MedEmerg’s and the combined entity’s control, affect operations, performance, achievements and results of AIM and MedEmerg or the combined entity that may be expressed or implied by such forward-looking statements and could cause actual results to differ materially from current expectations of estimated or anticipated events or results. These factors include, but are not limited to: general economic, industry and market segment conditions; equipment and labour shortages and inflationary costs; changes in applicable environmental, taxation and other laws and regulations, as well as how such laws and regulations are interpreted and enforced; changes in technology; operating risks, including risks inherent in the ability to generate sufficient cash flow from operations to meet current and future obligations; increased competition; stock market volatility; ability to maintain current and obtain additional financing; and management’s success in anticipating and managing the foregoing factors. More specific risks include that the merged entity will not be able to realize some or all of the expected synergies due to incompatibilities in the merging businesses, the inability of management to bring about such synergies or a changing business environment rendering such synergies inadvisable or uneconomical, or risk of demand moving in a direction away from the expected business model of the merged entity following integration.  In making these statements, AIM and MedEmerg have made assumptions with respect to: expected cash provided by continuing operations; future capital expenditures, including the amount and nature thereof; trends and developments in the healthcare industry; business strategy and outlook; expansion and growth of business and operations; accounting policies; credit risks; anticipated acquisitions; opportunities available to or pursued by the combined entity; and other such matters.  Specifically, AIM and MedEmerg have assumed, among other things, that the proposed transaction will receive the required regulatory approval, that the other conditions to the transaction can be satisfied in accordance with their terms and that AIM’s and MedEmerg’s business partners will continue, and expand, their relationships with the merged entity.

The reader is cautioned that the foregoing list of factors is not exhaustive of the factors that may affect Aim’s and MedEmerg’s forward-looking statements. The reader is also cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements. Although the forward-looking statements contained in this press release are based upon what management of AIM and MedEmerg currently believes to be reasonable assumptions, actual results, performance or achievements could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits will be derived therefrom. These forward-looking statements are made as of the date of this release and, other than as specifically required by law, neither AIM nor MedEmerg assumes any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results, or otherwise.

Additional information about the risks and uncertainties of AIM’s and MedEmerg’s business is provided in their respective disclosure materials filed with the securities regulatory authorities in Canada, available at www.sedar.com.

THE TSX VENTURE EXCHANGE INC. HAS IN NO WAY PASSED UPON THE MERITS OF THE PROPOSED TRANSACTION AND HAS NEITHER APPROVED NOR DISAPPROVED THE CONTENTS OF THIS PRESS RELEASE.

For further information:

AIM Health Group Inc.	Med-Emerg International Inc.

Lu Barbuto	Michael Sinclair
President and Chief Executive Officer	Chairman
905-475-3353	905-858-1368

or

Greg Van Staveren
Chief Financial Officer
905-475-3353